Exhibit 99.01

Investview (“INVU”) Reports Highest Monthly Gross Revenue

in Company’s History

●	$5.5 million gross revenue for February 2021, the highest in the history of the company

●	$1.9 million estimated net income for February 2021, also a record high

●	30% estimated operating margin for February 2021, also a record high

●	More than $1 million in Bitcoin and other digital currency holdings recorded on the Balance Sheet as of February 28, 2021

Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce record combined revenue for the month of February from its Bitcoin Mining and Product Sales Revenue.

“It was a record month for gross revenue demonstrating strength and growth from multiple subsidiaries. We continue to execute on the company’s four key fintech objectives of Bitcoin mining, education, financial trading tools and our newly announced ndau digital currency product packages. Financial education remains a driving force with individual demand growing rapidly especially with greater participation from Gen X and Y. We will continue to enhance our mining operations, expand our educational tools, and increase our offerings to reach our fintech objectives,” said Joe Cammarata, Investview CEO.

The combined gross revenue of $5.5 million represents the highest grossing month in the Company’s history. February 2021 net income of an estimated $1.9 million is also a first in the Company’s history. Rounding out the financial historical milestones is the addition of over $1 million in Bitcoin and other digital currencies recorded on the balance sheet as of February 28, 2021.

Mario Romano, Director of Finance added, “Our February results demonstrate the impact of the positive changes we continue to make across our subsidiaries. By clearly defining our commitment to fintech initiatives and support of digital currencies we are delivering the elements required for individuals to adapt to a fully digital economy.”

February 2021 Financial Highlights

●	Consolidated gross revenue was $5.5 million in February 2021, the highest monthly revenue in the Company’s history.

●	Consolidated estimated net income of $1.9 million in February 2021, also reflects a record high monthly performance.

●	The operating margin for February 2021 is estimated at 30%, another record high for the Company.

●	Our digital currency holdings comprised of ndau and BTC reached over $1 million as of February 28, 2021.

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations
Contact: Mario Romano
Phone Number: 732.889.4308
Email: pr@investview.com